                                                                   EXHIBIT 10.34

                                                                  EXECUTION COPY

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                               PCAA MISSOURI, LLC

                      A DELAWARE LIMITED LIABILITY COMPANY

                                October 29, 2004

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                                TABLE OF CONTENTS

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                                                                                     Page
                                                                                     ----
ARTICLE I GENERAL DEFINITIONS ......................................................  1

   1.1  Definitions ................................................................  1
   1.2  Interpretation .............................................................  2

ARTICLE II ORGANIZATION ............................................................  3

   2.1  Formation ..................................................................  3
   2.2  Name .......................................................................  3
   2.3  Principal Place of Business ................................................  3
   2.4  Registered Office and Registered Agent .....................................  3
   2.5  Term .......................................................................  3

ARTICLE III MEMBER .................................................................  3

   3.1  Member .....................................................................  3
   3.2  Assignments ................................................................  3
   3.3  Resignation ................................................................  4
   3.4  Admission of Additional Members ............................................  4

ARTICLE IV Purpose .................................................................  4

ARTICLE V CAPITAL Account and CAPITAL CONTRIBUTIONS ................................  4

   5.1  Capital Account and Capital Contributions ..................................  4
   5.2  Additional Capital Contributions ...........................................  4
   5.3  Membership Interest ........................................................  4
   5.4  Interest ...................................................................  4

ARTICLE VI ALLOCATIONS AND DISTRIBUTIONS ...........................................  5

   6.1  Allocations of Income, Gain, Loss, Deduction and Credit From Operations ....  5
   6.2  Distributions ..............................................................  5

ARTICLE VII RIGHTS, POWERS AND OBLIGATIONS OF THE MEMBERS ..........................  5

   7.1  Authority; Liability to Third Parties; Dealings With Third Parties .........  5

ARTICLE VIII MANAGEMENT OF THE COMPANY .............................................  5

   8.1  Management of Business .....................................................  5
   8.2  Duties of the Member .......................................................  5
   8.3  Limitations on Powers ......................................................  6
   8.4  Standard of Care; Liability ................................................  6
   8.5  Other Businesses ...........................................................  6
   8.6  Proprietary Information and Inventions Agreement ...........................  6

ARTICLE IX OWNERSHIP OF COMPANY PROPERTY ...........................................  6

ARTICLE X FISCAL MATTERS; BOOKS AND RECORDS ........................................  6

   10.1 Bank Accounts; Investments .................................................  6

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
   10.2   Books and Records of Account .............................................  7

ARTICLE XI INDEMNIFICATION AND INSURANCE ...........................................  7

ARTICLE XII DISSOLUTION AND WINDING UP .............................................  7

   12.1   Events Causing Dissolution ...............................................  7
   12.2   Winding Up of the Company ................................................  7

ARTICLE XIII MISCELLANEOUS PROVISIONS ..............................................  8

   13.1   Counterparts .............................................................  8
   13.2   Entire Agreement .........................................................  8
   13.3   Partial Invalidity .......................................................  8
   13.4   Amendment ................................................................  8
   13.5   Binding Effect ...........................................................  8
   13.6   Governing Law ............................................................  8
   13.7   Effect of Waiver or Consent ..............................................  8
   13.8   Further Assurances .......................................................  8
   13.9   Survival of Rights .......................................................  9
   13.10  Paragraph Headings .......................................................  9
   13.11  Interpretation ...........................................................  9
   13.12  Validity .................................................................  9
   13.13  Authority ................................................................  9

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                               PCAA MISSOURI, LLC

                      A DELAWARE LIMITED LIABILITY COMPANY

      THE LIMITED LIABILITY COMPANY INTERESTS DESCRIBED IN THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS ("STATE ACTS") AND ARE RESTRICTED SECURITIES AS THAT TERM IS DEFINED IN RULE 144 UNDER THE SECURITIES ACT OF 1933. THE SECURITIES MAY NOT BE OFFERED FOR SALE OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR QUALIFICATION UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE ACTS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION OR QUALIFICATION UNDER THE ACT AND APPLICABLE STATE ACTS. THE AVAILABILITY OF WHICH IS ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

      THIS LIMITED LIABILITY COMPANY AGREEMENT is entered into and effective this 29th day of October, 2004 (the "Agreement"), between the Company and PCAA Parent, LLC (the "Member"). In consideration of the mutual covenants herein contained and for other good and valuable consideration, the Member, each person who shall hereinafter execute this Agreement as a Member of the Company and the Company hereby agree as follows:

                                    ARTICLE I

                              GENERAL DEFINITIONS

      1.1 DEFINITIONS. All capitalized terms used in this Agreement and not otherwise defined herein shall each have the meaning set forth in this Article I (unless the context otherwise requires).

      "ACT" shall mean the Delaware Limited Liability Company Act (6 Del.
C. Section 18-101 et seq.), as it may be amended from time to time, and any successor to such Act.

      "AFFILIATE" shall mean when used with reference to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specific Person.

      "AGREEMENT" shall mean this Limited Liability Company Agreement, as originally executed and as subsequently amended from time to time in accordance with the provisions hereof.

      "CAPITAL ACCOUNT" shall have the meaning set forth in Section 5.1(a).

      "CAPITAL CONTRIBUTION" shall mean the amount of any cash and the fair market value of any property contributed to the Company by the Member.

      "CERTIFICATE OF FORMATION" shall mean the Certificate of Formation of the Company described in Section 2.1, as amended from time to time.

      "CODE" shall mean the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

      "COMPANY" shall mean PCAA Missouri, LLC, a Delaware limited liability company.

      "COMPANY PROPERTY OR PROPERTIES" shall mean all assets (real or personal, tangible or intangible, including cash) of the Company, owned or held by the Company, whether owned or held by the Company at the date of its formation or thereafter acquired.

      "MEMBER" shall mean PCAA Parent, LLC, a Delaware limited liability company, as the initial member of the Company, and includes any Person admitted as an additional member of the Company or a substitute member of the Company pursuant to the provisions of this Agreement, each in its capacity as a member of the Company.

      "MEMBERSHIP INTEREST" shall mean, with respect to the Member, at any time the entire interest of such Member in the Company at such time. Such interest includes, without limitation, (a) all rights of the Member to receive distributions of revenues, allocations of income and loss and distributions of liquidation proceeds under this Agreement and (b) all management rights, voting rights or rights to consent.

      "PERSON" shall mean any general partnership, limited partnership, corporation, limited liability company, joint venture, trust, business trust, governmental agency, cooperative, association, individual or other entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such person, as the context may require.

      "TREASURY REGULATIONS" shall mean the regulations promulgated by the U.S. Treasury Department pursuant to the Code.

      1.2 INTERPRETATION. Each definition in this Agreement includes the singular and the plural, and reference to the neuter gender includes the masculine and feminine where appropriate. References to any statute or Treasury Regulations means such statute or regulations as amended at the time and include any successor legislation or regulations. The headings to the Articles and Sections are for convenience of reference and shall not affect the meaning or interpretation of this Agreement. Except as otherwise stated, reference to Articles, Sections and Schedules mean the Articles, Sections and Schedules of this Agreement. The Exhibits are hereby incorporated by reference into and shall be deemed a part of this Agreement.

                                   ARTICLE II

                                  ORGANIZATION

      2.1 FORMATION. On September 27, 2004, Danielle Marinez organized a limited liability company pursuant to the Act by executing and delivering a Certificate of Formation to the Delaware Secretary of State in accordance with and pursuant to the Act. The Company and the Member hereby forever discharge the organizer from any liability or obligation to the Member, and the organizer shall be indemnified by the Company and the Member from and against any expense or liability actually incurred by the organizer, by reason of having been the organizer of the Company.

      2.2 NAME. The name of the Company is PCAA Missouri, LLC. To the extent permitted by the Act, the Company may conduct its business under one or more assumed names deemed advisable by the Member.

      2.3 PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Company shall be 11101 Lakewood Boulevard, Downey, California 90241. The Company may locate its place or places of business at any other place or places as the Member may from time to time deem advisable.

      2.4 REGISTERED OFFICE AND REGISTERED AGENT. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate of Formation or such other Person or Persons as the Member may designate in the manner provided by the Act. The registered office of the Company in the State of Delaware shall be the initial registered office named in the Certificate of Formation or such other place as the Member may designate in the manner provided by the Act.

      2.5 TERM. The Company shall continue in existence until the Company is dissolved and its affairs wound up in accordance with the Act or this Agreement.

                                   ARTICLE III

                                     MEMBER

      3.1 MEMBER. The name and address of the Member is set forth on EXHIBIT A. As of the date hereof, there are no other Members of the Company and no other Person has any right to take part in the ownership of the Company.

      3.2 ASSIGNMENTS. The Member may assign in whole or in part its limited liability company interest in the Company. If the Member transfers all of its limited liability company interest in the Company pursuant to this Section, the transferee shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the Company.

      3.3 RESIGNATION. If the Member resigns pursuant to this Section, an additional member of the Company shall be admitted to the Company, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the resignation and, immediately following such admission, the resigning Member shall cease to be a member of the Company.

      3.4 ADMISSION OF ADDITIONAL MEMBERS. One or more additional members of the Company may be admitted to the Company with the written consent of the Member.

                                   ARTICLE IV

                                    PURPOSE

      The purpose of the Company shall be to engage in any activity and to exercise any powers permitted to a limited liability company under the laws of the State of Delaware that are incidental to the foregoing and necessary, convenient or advisable to accomplish the foregoing.

                                    ARTICLE V

                   CAPITAL ACCOUNT AND CAPITAL CONTRIBUTIONS

      5.1 CAPITAL ACCOUNT AND CAPITAL CONTRIBUTIONS.

            (a) The Member shall have a beginning Capital Account as set forth on EXHIBIT A attached hereto.

            (b) The Member's Capital Account shall be increased by: (i) the amount of any cash and the fair market value of any property (net of any liabilities secured by the property that the Company assumes or takes subject
to) that the Member contributes; and (ii) by any income or gain of the company. The Member's Capital Account shall be decreased by: (i) the amount of any cash and the fair market value of any property (net of any liabilities secured by the property that the Member assumes or takes subject to) distributed to the Member; and (ii) by any losses and deductions of the Company.

            (c) If the Member's Membership Interest, or any portion thereof, is transferred in accordance with this agreement, the transferee shall succeed to the Capital Account of the Member or to any portion that is transferred.

      5.2 ADDITIONAL CAPITAL CONTRIBUTIONS. The Member shall not be required to make any additional capital contributions to the Company.

      5.3 MEMBERSHIP INTEREST. The Member shall be entitled to the Membership Interest set forth opposite the Member's name on EXHIBIT A.

      5.4 INTEREST. No interest shall be paid by the Company on the Member's Capital Account.

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                                   ARTICLE VI

                         ALLOCATIONS AND DISTRIBUTIONS

      6.1 ALLOCATIONS OF INCOME, GAIN, LOSS, DEDUCTION AND CREDIT FROM OPERATIONS. Because the Company is a business entity that has a single owner and is not a corporation, it is disregarded as an entity separate from its owner for federal income tax purposes under Section 301.7701-2(c)(2)(i) of the Treasury Regulations and comparable provisions of state and local law. Accordingly, all items of income, gain, loss, deduction and credit of the Company for all taxable periods will be treated for federal income tax purposes, and for state and local income and other tax purposes to the extent permitted by applicable law, as realized or incurred directly by the Member.

      6.2 DISTRIBUTIONS. The Company shall make distributions of cash or property to the Member at such times and in such amounts as determined by the Member in its sole discretion.

                                  ARTICLE VII

                  RIGHTS, POWERS AND OBLIGATIONS OF THE MEMBERS

      7.1 AUTHORITY; LIABILITY TO THIRD PARTIES; DEALINGS WITH THIRD PARTIES. Subject to Article VIII, the Member has the authority or power to act for or on behalf of the Company to do any act that would be binding on the Company, and to incur any expenditures on behalf of the Company. Except as otherwise provided in the Act, the debts, obligations and liabilities of the Company shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be personally liable for the debts, obligations or liabilities of the Company, including under a judgment decree or order of a court. Any Person dealing with the Company or the Member may rely upon a certificate signed by the Member as to the identity of the Member or the Persons who are authorized to execute and deliver any instrument or document of the Company.

                                  ARTICLE VIII

                           MANAGEMENT OF THE COMPANY

      8.1 MANAGEMENT OF BUSINESS. Except as otherwise expressly provided in this Agreement, the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed by, the Member. The Member's powers shall extend to any transaction or business operation participated in by the Company or affecting any Company Property.

      8.2 DUTIES OF THE MEMBER. The Member shall perform all of the duties and obligations required by this Agreement or necessary to carry on the business of the Company. The Member shall have the duty to do, or cause to be done, each of the following:

            (a) File, record and/or publish all certificates, notices, statements or other instruments required by law for the formation and operation of the Company in all appropriate jurisdictions in which the Company owns or acquires property or conducts business;

            (b) Maintain or cause to be maintained, at the expense of the Company, books and records of the Company and prepare annual financial statements; and

            (c) Conduct or cause to be conducted the operations of the Company in conformity with such requirements as may be imposed by law or applicable governmental agencies, including, but not limited to, preparing and filing all governmental reports.

      8.3 LIMITATIONS ON POWERS. The enumeration of powers in this Agreement shall not limit the general or implied powers of the Member or any additional powers provided by law.

      8.4 STANDARD OF CARE; LIABILITY. The Member shall in no event be liable to the Company for any act or omission performed or omitted in good faith and consistent with its fiduciary duties in pursuance of the authority granted herein or under the Act, except that the Member shall be liable for fraud, gross negligence and bad faith misconduct. In no event shall the Member be liable to the Company for any of its acts or omissions taken (or omitted) in reliance on the advice of counsel, public accountants, or other professionals to the Company.

      8.5 OTHER BUSINESSES. The Member may engage in or possess an interest in one (1) or more other business ventures (unrelated to the Company) of any kind and description, independently or with others. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

      8.6 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT. The Member shall cause each officer and employee of, and each consultant to, the Company or any Company subsidiary with access to material confidential or proprietary information of the Company to enter into a proprietary information and inventions agreement. The Company may not disclose any material proprietary or confidential information to any current or future employee, officer or consultant of the Company unless and until such person executes the proprietary information and inventions agreement.

                                   ARTICLE IX

                          OWNERSHIP OF COMPANY PROPERTY

      Company Property shall be deemed to be owned by the Company as an entity, and the Member shall not have any ownership interest in such Company Property or any portion thereof. Title to any or all Company Property may be held in the name of the Company. All Company Property shall be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to such Company Property is held.

                                    ARTICLE X

                        FISCAL MATTERS; BOOKS AND RECORDS

      10.1 BANK ACCOUNTS; INVESTMENTS. Capital Contributions, revenues and any other Company funds shall be deposited by the Company in a bank account established in the name of the Company. Any amount of funds that are held in reserve, will be held in an account that bears interest. No other funds shall be deposited into Company bank accounts or commingled with

Company investments. Funds deposited in the Company's bank accounts may be withdrawn only to be invested in furtherance of the Company's purposes, to pay Company debts or obligations or to be distributed to the Member pursuant to this Agreement.

      10.2 BOOKS AND RECORDS OF ACCOUNT. The Company shall maintain adequate books and records of account that shall be maintained on a basis consistent with appropriate provisions of the Code.

                                   ARTICLE XI

                         INDEMNIFICATION AND INSURANCE

      The Company shall indemnify and hold harmless the Member and each officer, director, shareholder, employee, consultant or agent of the Member, and each of their Affiliates (hereinafter "indemnitees") from and against any debts, liabilities or obligations of the Company, and any, loss, expense, damage or injury suffered or sustained by any indemnitees by reasons of any acts, omissions or alleged acts or omissions (even if such acts or omissions constituted the simple negligence of the indemnitees) arising out of their activities on behalf of the Company or in furtherance of the interests of the Company, including but not limited to, any judgment, award, settlement, actual attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim if the acts, omissions or alleged acts or omissions upon which such actual or threatened action, proceeding or claim is based were for a purpose reasonably believed by such indemnitee to be in or not opposed to the best interests of the Company and were not performed or omitted fraudulently or in bad faith or in violation of a fiduciary duty owed to the Company or as a result of gross negligence by such indemnitee. A judgment, order or settlement shall not create a presumption that any indemnitee acted fraudulently, in bad faith, or in violation of a fiduciary duty owed to the Company absent a specific finding thereon.

                                   ARTICLE XII

                           DISSOLUTION AND WINDING UP

      12.1 EVENTS CAUSING DISSOLUTION. The Company shall be dissolved upon the first of the following events to occur:

            (a) The written consent of the Member at any time to dissolve and wind up the affairs of the Company; or

            (b) The occurrence of any other event that causes the dissolution of a limited liability company under the Act, including the entry of a decree of judicial dissolution under Section 18-802 of the Act.

      12.2 WINDING UP OF THE COMPANY. In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

      13.1 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which will be deemed an original but all of which will constitute one and the same.

      13.2 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement with respect to the subject matter hereof. This Agreement supersedes any and all other agreements, either oral or written, of the Members with respect to the subject matter hereof.

      13.3 PARTIAL INVALIDITY. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

      13.4 AMENDMENT. This Agreement may not be amended at any time and in any respect unless such amendment is in writing and consistent with the Act.

      13.5 BINDING EFFECT. Subject to the provisions of this Agreement relating to transferability, this Agreement will be binding upon and shall inure to the benefit of the Members and their distributees, heirs, successors and assigns.

      13.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the local, internal laws of the State of Delaware. In particular, this Agreement is intended to comply with the requirements of the Act and the Certificate of Formation. In the event of a direct conflict between the provisions of this Agreement and the mandatory provisions of the Act or any provision of the Certificate of Formation, the Act and the Certificate of Formation, in that order of priority, will control. The Member hereby consents to (i) the non-exclusive jurisdiction of any court of the State of Delaware or Federal court of the United States sitting in Wilmington, Delaware, and (ii) service of process by certified mail. The foregoing shall not be construed to limit the bringing of any action in any other jurisdiction or the serving of process by any other legal means.

      13.7 EFFECT OF WAIVER OR CONSENT. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

      13.8 FURTHER ASSURANCES. In connection with this Agreement and the transactions contemplated hereby, the Members shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and such transactions.

      13.9 SURVIVAL OF RIGHTS. Except as herein otherwise provided to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties signatory hereto, their personal representatives, and assigns.

      13.10 PARAGRAPH HEADINGS. The article and section headings in no way define, limit, or extend or interpret the scope of this Agreement or of any particular article or section.

      13.11 INTERPRETATION. When the context in which words are used in this Agreement indicates that such is the intent, words in the singular number shall include the plural and vice versa, and words in the masculine gender shall include the feminine and neuter gender and vice versa.

      13.12 VALIDITY. In the event that any provisions of this Agreement shall be held to be invalid, the same shall not affect, in any respect whatsoever, the validity of the remainder of, this Agreement.

      13.13 AUTHORITY. The Member represents and warrants that it possesses all necessary capacity and authority to sign and enter this Agreement. All individuals signing this Agreement for a Member that is a corporation, a company, or other legal entity, or signing under a power of attorney or as a trustee, guardian, conservator, or in any other legal capacity, represent and warrant that they have the necessary capacity and authority to act for, sign, and bind the respective entity or principal on whose behalf they are signing.

      IN WITNESS WHEREOF, the Member has executed this Agreement effective as of the date first above written.

                    THE COMPANY:

                    PCAA Missouri, LLC

                    By:  PCAA Parent, LLC,
                            a Delaware limited liability company
                    Its: Sole Member

                         By:  Parking Company of America Airports Holdings, LLC,
                                a Delaware limited liability company
                         Its: Managing Member

                              By:  Macquarie Americas Parking Corporation,
                                     a Delaware corporation
                              Its: Managing Member

                                   By: /s/ Gregory Andrews
                                       --------------------------------
                                         Gregory Andrews, President

                    MEMBER:

                    PCAA Parent, LLC

                    By:  Parking Company of America Airports Holdings, LLC
                           a Delaware limited liability company
                    Its: Managing Member

                         By:  Macquarie Americas Parking Corporation,
                                a Delaware limited liability company
                         Its: Managing Member

                              By:  /s/ Gregory Andrews
                                   ---------------------------------
                                     Gregory Andrews, President

                                    EXHIBIT A

                  CAPITAL CONTRIBUTION AND MEMBERSHIP INTEREST

                                          CAPITAL                    MEMBERSHIP
    MEMBER                              CONTRIBUTION                  INTEREST
----------------                        ------------                 ----------
PCAA Parent, LLC                          $1,000                         100%